                                January 26, 2001



      As counsel for Harris Associates Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-38953 on each of the dates listed below:


      SERIES                               DATE OF OPINION      DATE OF FILING
The Oakmark International Fund             July 23, 1992        February 28, 1997
The Oakmark Small Cap Fund                 September 20, 1995   February 28, 1997
The Oakmark Equity and Income Fund         September 20, 1995   February 28, 1997
The Oakmark International Small Cap Fund   September 20, 1995   February 28, 1997
The Oakmark Select Fund                    October 22, 1996     October 23, 1996
The Oakmark Fund                           November 1, 1998     November 5, 1998
The Oakmark Global Fund                    May 21, 1999         May 21, 1999

      In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     /s/ Bell, Boyd & Lloyd LLC